Exhibit 10.5

Distributorship Agreement Xiamen Solar First Energy Technology Co., Ltd, — Solar Bina Engineering Sdn. Bhd.

DISTRIBUTORSHIP AGREEMENT

This agreement is made on this 1st of January, 2020, by and between Xiamen Solar First Energy Technology Co., Ltd a corporation having its principle office at Address 17th Floor, Building No.3, Xinglinwan Operation Center, Jimei District, Xiamen City, P. R. China (hereinafter referred to as the "COMPANY") and Solar Bina Engineering Sdn. Bhd., a corporation having its principal office at 17, Jalan Astana 1B, Bandar Bukit Raja, 41050 Klang, Selangor Darul Ehsan, Malaysia (hereinafter referred to as the "DISTRIBUTOR") (Both companies shall be called as individually "Party" and collectively "Parties")

WITNESSETH:

WHEREAS, the COMPANY is engaged in the manufacture and sale of Solar Mounting Systems and desires to appoint the DISTRIBUTOR to sell and distribute its products in the territory of Malaysia.

And

WHEREAS, the DISTRIBUTOR is engaged in the business of distributing and selling Solar Mounting System and desires to sell the COMPANY's products in the territory of Malaysia.

NOW, THEREFORE both Parties agree as follows:

ARTICLE 1. DEFINITION

1.	Products: The term "Products" means Solar Mounting System, manufactured by the COMPANY. The COMPANY shall give the DISTRIBUTOR 90 (ninety) days advance written notice of changes in the design and/or construction of Products or components.

2.	The term "Territory' means the territory of Malaysia.

ARTICLE 2. APPOINTMENT OF SOLE DISTRIBUTOR

1.	The COMPANY hereby appoints the DISTRIBUTOR as sole distributor in the Territory for the sale and service of Products, subject to all the terms and conditions of this Agreement, and the DISTIBUTOR will be the exclusive distributor of the COMPANY in the Territory.

2.	The DISTRIBUTOR may sell the product outside the Territory subject to the COMPANY's prior written consent under the terms and conditions to be agreed by both parties.

3.	The COMPANY may be entitled to communicate and negotiate directly with any customer or potential customer in the Territory, making all responsible efforts to keep the DISTRIBUTOR informed. Notwithstanding the foregoing, the COMPANY may sell the product in the Territory ii) for international tenders, ii) sale of combined product with other equipment.

4.	The DISTRIBUTOR will exclusively sell the COMPANY's products, but only relevant to the COMPANY's product range as stipulated in this agreement, Article 1.1.

Distributorship Agreement

Xiamen Solar First Energy Technology Co., Ltd, —

Solar Bina Engineering Sdn. Bhd.

ARTICLE 3. DUTIES OF THE DISTRIBUTOR

1.	The DISTRIBUTOR shall perform the sales of the Products for its own account and risk in accordance with the Territory.

2.	The DISTRIBUTOR shall establish, employ, and maintain appropriate offices and staff for the purpose of performing its duties hereunder and all costs and expenses incurred by DISTRIBUTOR therefore and in the promotion and sales of Products shall be solely for the account of the DISTRIBUTOR.

3.	The DISTRIBUTOR shall carry out After Sales Service as per Article 7 of this Agreement except when Article 11 is applicable.

4.	The DISTRIBUTOR shall use its best effort to assist the COMPANY in obtaining all authorizations, permits, etc necessary to allow Products to be imported into the Territory.

5.	The DISTRIBUTOR shall perform its duty in compliance with all sales and marketing policies, rules, and regulations which the COMPANY advises to the DISTRIBUTOR from time to time.

6.	The DISTRIBUTOR may, for the sale of the Products in the Territory, appoint one or more sub-distributors within the Territory. The DISTRIBUTOR shall keep the COMPANY informed about all existing and future sub-distributors. The DISTRIBUTOR shall ensure that any such sub-distributor shall observe and comply with the obligations and conditions of this Agreement. Performance by any such sub-distributor of any duties or obligations shall be deemed to be performance by the DISTRIBUTOR and the DISTRIBUTOR assumes all responsibilities for the acts and behaviour of its sub-distributors.

ARTICLE 4. ORDER, PRICE, DELIVERY, AND PAYMENT

1.	The DISTRIBUTOR shall order the Products by issuing a written purchase order to the COMPANY and, if necessary, shall clearly describe the Products including precise instructions for packing and shipping for each consignment. The COMPANY shall return an order acknowledgement to the DISTRIBUTOR within 3 (three) working days from the date of the order receipt.

2.	All orders from the Distributor shall be subject to acceptance and approval by the COMPANY. Orders for each consignment shall be made by and between both parties according to both parties agreed price for each order.

3.	Except as otherwise provided in this Agreement, all sales of products by the COMPANY to the DISTRIBUTOR shall be subject to the COMPANY's general terms and conditions of sale from time to time in effect. A copy of the COMPANY'S current general terms and conditions of sale will be furnished. If any terms contained in this Agreement are inconsistent with the COMPANY'S general terms and conditions, the terms of this Agreement shall govern.

4.	The COMPANY shall deliver the Products to the DISTIRBUTOR. Title to the goods and risk of loss shall pass to the DISTRIBUTOR according to the incoterms 2010 definition of CIF.

5.	The COMPANY'S invoices shall be payable in United State Dollar, T/T or Documents against Acceptance 90 days from BL date.

6.	All taxes (including income, stamp, and turnover or value-added taxes), duties, fee, charges or assessments of any nature levied by any governmental authority other than of Republic of China in connection with this transaction, whether levied against the DISTRIBUTOR against the COMPANY or its employees or against any of the COMPANY'S subcontractors or their employees, shall be responsibility of the of the DISTRIBUTOR and shall be paid directly by the DISTRIBUTOR to the governmental authority concerned.

Distributorship Agreement

Xiamen Solar First Energy Technology Co., Ltd, —

Solar Bina Engineering Sdn. Bhd.

ARTICLE 5. CO-OPERATION

1.	The COMPANY will be provided to the DISTRIBUTOR at no charge, necessary quantities as the DISTRIBUTOR may reasonably request (upon mutual consent of both parties), of necessary samples, catalogues, brochures, engineering and technical data, pricing date, performance curves and sales documentation as available by the COMPANY to adequately market the Products in the Territory. All materials are to be in the English language.

2.	The DISTRIBUTOR shall supply the COMPANY with a copy or adequate record of any direct or indirect inquiries that it receives from outside of the Territory with no commission. However, if the final destination of the COMPANY's products related with the inquiries above mentioned is inside the Territory, the COMPANY must inform the DISTRIBUTOR about this requirement in order that the DISTRIBUTOR will handle it.

3.	In case that training to the DISTRIBUTOR's personnel is deemed to be necessary to perform its duties, the COMPANY will provide the DISTRIBUTOR with adequate training at the terms and conditions to be agreed with both parties.

ARTICLE 6. TRADEMARK AND ADVERTISEMENT

1.	The DISTRIBUTOR may use the trade name Xiamen Solar First Energy Technology Co., Ltd and trademark of the COMPANY solely for the purpose of procuring orders and for sales of the Products. Should the DISTRIBUTOR intend to use the trademark and/or trade name of the COMPANY, the DISTRIBUTOR shall, prior to use, inform the COMPANY of the manner of such use and submit a sample of any materials, including but not limited to the catalogue, leaflets, and posters or copy of the newspaper, bearing the trademark or trade name, for the prior inspecting and approval to be made by the COMPANY.

2.	Upon termination and or expiration of this Agreement for any reason whatsoever, DISTRIBUTOR shall promptly discontinue every use of such trade name and trademark permitted for use under this Agreement and shall not use any similar trademark or trade name.

3.	The DISTRIBUTOR shall, at its own expense, display advertising, distribute promotional or descriptive literature of information, conduct marketing, or make representations concerning the products in the Territory, all of which shall have first been approved by the COMPANY.

4.	The DISTRIBUTOR shall comply with any reasonable request made by the COMPANY for modification of advertisement if the COMPANY is not satisfied with such advertisements.

Distributorship Agreement

Xiamen Solar First Energy Technology Co., Ltd, —

Solar Bina Engineering Sdn. Bhd.

ARTICLE 7. AFTER SALES SERVICE

After Sales Service for the Products in the Territory will be carried out by qualified technical staff of the DISTRIBUTOR during the warranty period in the Territory. In case Service is performed for the Products by the DISTRIBUTOR, subject to prior notification to the COMPANY therefore, the DISTRIBUTOR will have the right to have its cost reimbursed by the COMPANY's warranty as stipulated under Article 11; however, the actual cost of service shall be reasonably acceptable to the COMPANY.

ARTICLE 8. SPARE PARTS

Both parties agree that the necessary spare parts in order to provide efficient after sales service shall be supplied by the COMPANY with the terms and conditions including price to be agreed by both parties during the term of this Agreement and for 2 (two) years after the last shipment of the Products to the DISTRIBUTOR subject to the absence of breach by the DISTRIBUTOR of this agreement and the COMPANY manufactures the Products.

ARTICLE 9. CONFIDENTIALITY, TRADE SECRETS

During the term of this Agreement and thereafter, the DSITRIBUTOR shall maintain confidentiality and not disclose to any third parties the COMPANY's confidential information and trade secrets which he may have in any way learned though its cooperation with the COMPANY. Upon termination of this Agreement, the DISTRIBUTOR shall, at its expense promptly return to the COMPANY all information and literature relating to the Products including but not limited to price list, sample, documents, and papers that may have been supplied to the DISTRIBUTOR by the COMPANY.

ARTICLE 10. INDUSTRIAL PROPERTY RIGHTS

1.	The DISTRIBUTOR agrees that any and all patent rights, trademark, trade names, copyrights and other property rights in and in respect to the Products are, and shall remain, exclusively the property of the COMPANY and its affiliates.

2.	The DISTRIBUTOR shall immediately report to the COMPANY any infringement by third parties of any such patents, trademarks, trade names, copyrights, and other property rights in the Territory.

3.	The COMPANY understands to the best of its knowledge that the sale of the Product does not infringe the right of any third party. However, in the event that a legal action or patent infringement is taken by a third party against the DISTRIBUTOR with respect to sales of Products in the Territory, the COMPANY shall defend or settle such actions. The DISTRIBUTOR shall give prompt notice and assistance to the COMPANY.

ARTICLE 11. WARRANTY

1.	The COMPANY warrants to the DISTRIBUTOR that the Products delivered to the DISTRIBUTOR shall be free from defects in materials and workmanship. Should any defects on the Products be found during a period of 12 (twelve) months after start-up & commissioning, or 18 (eighteen) months CIF shipment, whichever comes earlier, the COMPANY shall repair or replace the Products without any cost to the DISTRIBUTOR, on the CIF basis upon receipt of warranty claim from the DISTRIBUTOR.

Distributorship Agreement

Xiamen Solar First Energy Technology Co., Ltd, —

Solar Bina Engineering Sdn. Bhd.

2.	The COMPANY's obligations under Article 7 shall not apply to any Products, or part therefore which,

(a)	Is normally consumed in operation, or

(b)	Has a normal life inherently shorter that the warranty period, or

(c)	Is not properly stored, installed, used, maintained, or repaired or is modified other that pursuant to the COMPANY's instructions or approval, or

(d)	Has been subjected to any kind of misuse or detrimental exposure or has been involved in an accident.

3.	The foregoing warrants are the sole responsibility of the COMPANY to the DISTRIBUTOR under this agreement and the COMPANY shall not be liable for any nature of direct, indirect, incidental, or consequential damage other than above provision in this article resulting from the sale, use, disposal, maintenance, or service of the Products supplied by the COMPANY.

4.	All defected products shall be stored for a period of one (1) year under the hold of warrantee claim. Should the COMPANY require defected products to be returned for the COMPANY's evaluation; all related packaging and transport cost will be for the COMPANY's account.

ARTICLE 12. STATUS OF DISTRIBUTOR

1.	The Agreement does not in any way create the relationship of principal and agent between the COMPANY and DISTRIBUTOR, and under no circumstances shall the DISTRIBUTOR be considered to be the agent of the COMPANY or in any manner assume or create, or attempt to assume or create any obligation, liability, representation, warranty or guarantee on behalf of, or in the purchase and resale of the products.

2.	The DISTRIBUTOR shall, at all times, comply with all applicable laws, regulations, and orders in the Territory or political subdivisions thereof, relating to or in any way affecting this Agreement and the DISTRIBUTOR's performance hereunder, including the obtaining of any required license and permits.

3.	The DISTRIBUTOR shall indemnify, protect, and save the COMPANY from all claims demands, suits or actions for damage to property or persons which may be sustained by any third party arising from or incident to the conduct or the business of the DISTRIBUTOR.

ARTICLE 13. FORCE MAJEURE

If the performance by either party of any of its obligations shall be in any way prevented, interrupted, or hindered inconsequence of any government, fire accident, shortage of transportation facility, detention of goods by customs authorities or other casualty or Party concerned shall be wholly or partially suspended during the continuance and to the extent of such prevention, interruption, or hindrance.

If the event of force majeure continues for period of more than 3 (three) months the party not prevented by force majeure may terminate this Agreement by 30 (thirty) days written notice.

Distributorship Agreement

Xiamen Solar First Energy Technology Co., Ltd, —

Solar Bina Engineering Sdn. Bhd.

ARTICLE 14. TERMS AND TERMINATION

1.	The term of this Agreement shall be valid for 5 (five) years from signing of this Agreement and may be automatically renewed for 1 (one) year more by mutual Agreement by the Parties hereto not later than 3 (three) months prior to the end of this Agreement.

2.	Notwithstanding the above item No 1, this Agreement may be terminated prematurely before the expiry date (original or renewed) upon the occurrence of any of the following events.

3.	Any of the parties hereto is in default or fails to fulfil any of the obligations herein provided in a material nature and if such party fails to remedy such default within 60 (sixty) days after receipt of written notice hereof by the other party, the non-defaulting party hereto shall have the right to terminate this Agreement by written notice of terminarion.

4.	In the event that any party shall:

a.	Become bankrupt.

b.	Cease to function as a going concern or to conduct its operation in connection with the Products in the normal course of business,

ARTICLE 15. DISPUTES AND GOVERNING LAW

All disputes arising in connection with this Agreements hall be settled amicably between the parties hereto.

If both parties cannot reach an amicable settlement such dispute shall be submitted, governed, and interpreted by the UNCITRAL (United Nations Commission on International Trade Law) model law on international commercial arbitration.

ARTICLE 16. GENERAL PROVISION

1. Assignment

It is mutually agreed that, except as otherwise herein provided this Agreement shall be binding upon and inure to the benefit of the successors of the parties but shall not be assigned by either party to the third parties without prior written consent of the other party.

2. Modification

If any Modification, change, or amendment is required regarding the terms and conditions of this Agreement, the written agreement signed by authorized officers of representatives of the respective parties shall be made.

3. Notices

All notice, request, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or sent by certified or registered airmail, postage prepaid, or at such other address either party may specify by written notice to the party. All such communications shall be effective upon receipt except as elsewhere herein provided and shall be deemed received 7 (seven) days after having been duly given. Notice sent by telefax or E-mail must be promptly confirmed by return or registered mail.

4. Entire Agreement

The Agreement constitutes the entire agreement between the parties hereto, and there are no understandings, representations, or warranties of any kind between the parties except as expressly set forth herein.

Distributorship Agreement

Xiamen Solar First Energy Technology Co., Ltd, —

Solar Bina Engineering Sdn. Bhd.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the date first written above.

COMPANY NAME: Xiamen Solar First Energy	Company NAME: Solar Bina Engineering sdn. Bhd.
Technology CO., ltd.

Signature and Stamp:	Signature and Stamp:

/s/ Judy Chou	/s/ Eric Lee
Name (Print): Ms. Judy Chou	Name (Print): Mr. Eric Lee
Title: Managing Director	Title: Director

Tel: +86 592 5211388	Tel: +603 3359 6009